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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the registrant [X ]

Filed by a party other than the registrant [  ]

Check the appropriate box:

[   ] Preliminary proxy statement.
[   ] Confidential, for the use of the
      Commission only (as permitted by Rule 14a-6(e)(2).
[   ] Definitive proxy statement.
[   ] Definitive additional materials.
[ X ] Soliciting material pursuant to Section 240.14a-12


                        FARMERS & MERCHANTS BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
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    2) Aggregate number of securities to which transaction applies:
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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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    4) Proposed maximum aggregate value of transaction:
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    5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.
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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid.
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     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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                        FARMERS & MERCHANTS BANCORP, INC.


January 17, 2006


Dear Shareholder:

On December 16, 2005, The Board of Directors declared a $0.45 per share dividend plus a special year-end "bonus" dividend of $0.20 per share. The dividend will be paid on January 20, 2006 to shareholders of record on December 16, 2005. Enclosed is your check or deposit notice of the dividend payment.

The year 2005 closed as our second consecutive year of record earnings. Audited numbers will not be available to the public until we file our Form 10-K with the U.S. Securities and Exchange Commission (SEC) near the end of February. The SEC website can be reached through our newly redesigned website www.fm-bank.com. We think you will be pleased with the 2005 results.

In March you will receive our 2005 Annual Report and Proxy Statement for the 2006 Annual Meeting. Our annual meeting will be held on Saturday April 22, 2006 at the Founders Hall, located at Sauder Village here in Archbold, Ohio.* At the meeting there will be 3 items of business to be considered:

1) Increase the number of authorized common shares to 6,500,000. This will give the Board sufficient shares to effect an intended 4 for 1 stock split.

2) Allow future amendments to the Articles of Incorporation by the affirmative vote of 66 2/3% of the shares voted, as opposed to the total shares outstanding.

3)   Election of Directors.

I cannot stress enough how important it is for all of you to vote your shares. The first two above-mentioned items still require an affirmative vote of 2/3 of all the outstanding shares. With over 2,000 shareholders throughout the country it is difficult to get enough shares voted to address the questions to be considered. It is important that you vote your shares when you receive your ballots in March. To try to increase the number of shares voted, we will add two new options this year - telephone and internet voting. The standard paper ballot will also remain.

As always, you are encouraged to speak to any Director or Senior Officer regarding any questions or concerns you may have. We value all of your input and thank you for your continued support.

Sincerely,

/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President and CEO


*The company will file a proxy statement and other relevant documents (along with any amendments thereto) with the Securities and Exchange Commission (the "SEC") concerning the proposals, to be considered. The company will mail these materials to shareholders when available, and shareholders are urged to read them because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the company, at the SEC's internet site (http://www.sec.gov). Copies of the proxy statement can also be obtained by the shareholders when available, and without charge, by directing a request to Farmers & Merchants Bancorp, Inc., 307-11 N. Defiance St. P.O. Box 216, Archbold, Ohio 43502, Attn:
Lydia Huber, Corporate Secretary, 419-446-2501.